UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 9, 2014

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2014, the Board of Directors of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (the “CPB”) approved the following management changes, effective June 1, 2014:  (i) John C. Dean, the current President and Chief Executive Officer of the Company and CPB was appointed Chairman of the Board and will retain his position as Chief Executive Officer of the Company and CPB; (ii) Lance A. Mizumoto, the current Executive Vice President and Chief Banking Officer of the Company and CPB was appointed President and Chief Banking Officer of the Company and CPB; (iii) A. Catherine Ngo, the current Executive Vice President and Chief Administrative Officer of the Company and CPB was appointed President and Chief Operating Officer of the Company and CPB; and (iv) Raymond W. Wilson, the current Executive Vice President and Chief Credit Officer of the Company and CPB was appointed Executive Vice President and Chief Risk Officer of the Company and CPB.

In addition, Crystal K. Rose, the current Chairman of the Board of the Company and CPB was appointed the lead independent director of the Board of Directors.

The Board also announced the creation of the “Office of the Chair” which will be comprised of Mr. Dean, Mr. Mizumoto and Ms. Ngo.   Mr. Dean’s, Ms. Ngo’s and Mr. Mizumoto’s base salaries will all be adjusted to $300,000  annually.  Mr. Dean will not receive any additional compensation as Chairman of the Board.

Mr. Mizumoto, 55, has served in the following positions with the Company and the Bank  over the last five years:  Executive Vice President, Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (4/2/2012—June 1, 2014) ; Executive Vice President, Commercial Markets Group Manager, Central Pacific Financial Corp. and Central Pacific Bank (3/11/2011 - 4/1/2012); Executive Vice President, Commercial Markets Group Manager, Central Pacific Bank (10/1/2009 - 3/10/2011); Executive Vice President, Special Assets Advisor, Central Pacific Bank (5/4/2009 - 9/30/2009); Executive Vice President, Commercial Banking Division Manager, Central Pacific Bank (7/1/2008 - 5/3/2009).

Ms. Ngo, 53, has served in the following positions over the last five years: Executive Vice President and Chief Administrative Officer, Central Pacific Financial Corp. and Central Pacific Bank (11/23/2010—June 1, 2014); General Partner and Venture Partner of Startup Capital Ventures, a venture capital firm (2005—present).

Mr. Wilson, 56, has served in the following positions over the last five years:  Executive Vice President and Chief Credit Officer, Central Pacific Financial Corp. and Central Pacific Bank (2/16/2011—June 1, 2014); Executive Vice President, Special Credits, Central Pacific Bank (6/2010 - 2/15/2011); Chief Financial Officer, Gryphon Gold Corporation (11/2009 - 5/2010, appointed Chief Financial Officer 1/1/2010) (minerals); Chief Financial Officer, El Capitan Precious Metals, Inc. (5/2007 - 4/2009) (minerals).

Further information about Mr. Mizumoto, Ms. Ngo and Mr. Wilson, along with their relationship with the Company and CPB, is set forth in the Company’s definitive proxy statement filed with the SEC on March 7, 2014.

All of the aforementioned appointments and compensation changes are effective as of June 1, 2014.  A copy of the press release announcing the management changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are being filed herewith:

99.1	Press Release, dated May 13, 2014, announcing certain management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: May 13, 2014	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are being filed herewith:

99.1	Press Release, dated May 13, 2014, announcing certain management changes.